Exhibit 99.1 INVESTOR PRESENTATION

DISCLAIMERS Forward Looking Statements Certain statements in this presentation and that may be made in meetings are forward‐looking statements. Forward‐looking statements are based on VICI Properties Inc.’s (“VICI or the “Company”) current plans, expectations and projections about future events and are not guarantees of future performance. These statements can be identified by the fact that they do not relate to strictly historical and current facts and by the use of the words such as "expects", "plans", "opportunities" and similar words and variations thereof. Although the Company believes that the expectations reflected in such forward‐looking statements are based on reasonable assumptions, its results, performance and achievements could differ materially from those expressed in or by the forward‐looking statements and may be affected by a variety of risks and other factors including, among others: risks that the pending acquisition of JACK Cincinnati Casino (“JACK Cincinnati”), the portfolio of three regional casinos (the “Century Portfolio”) from Eldorado Resorts, Inc. (“Eldorado”) and/or the purchase of three Harrah’s-branded casinos (the “MTA Properties”) pursuant to the transactions described in the Master Transaction Agreement entered into by the Company and Eldorado (the “Eldorado Transaction”) may not be consummated on the terms or timeframe described herein, or at all; the ability of the parties to satisfy the conditions set forth in the definitive transaction documents for the pending acquisitions, including the ability to receive, or delays in obtaining, the regulatory and other approvals and/or consents required to consummate the transactions; the terms on which the Company finances the pending transactions, including the source of funds used to finance such transactions; disruptions to the real property and operations of JACK Cincinnati, the Century Portfolio and/or the MTA Properties during the pendency of the closings; risks that the Company may not achieve the benefits contemplated by our pending and recently completed acquisitions of real estate assets (including any expected accretion or the amount of any future rent payments); risks that not all potential risks and liabilities have been identified in the due diligence for our pending and recently completed transactions; the Company's dependence on subsidiaries of Caesars Entertainment Corporation (“Caesars”) and Penn National Gaming, Inc. (“Penn”) (and, following the completion of our pending transactions, Caesars, Eldorado, Penn, Seminole Hard Rock Entertainment, Inc. (“Hard Rock”) and Century Casinos, Inc. (“Century”) respectively) as tenants of all of its properties and Caesars and Penn (and, following the completion of our pending transactions, Caesars, Eldorado, Penn, Hard Rock and Century) or their subsidiaries as guarantors of the relevant lease payments, and the consequences of any material adverse effect on their respective businesses could have on the Company; the Company's dependence on the gaming industry; the Company's ability to pursue its business and growth strategies may be limited by its substantial debt service requirements and by the requirement that the Company distribute 90% of its real estate investment trust (“REIT”) taxable income in order to qualify for taxation as a REIT and that the Company distribute 100% of its REIT taxable income in order to avoid current entity level U.S. Federal income taxes; the impact of extensive regulation from gaming and other regulatory authorities; the ability of the Company's tenants to obtain and maintain regulatory approvals in connection with the operation of the Company's properties; the possibility that the Company’s tenants may choose not to renew their lease agreements with the Company following the initial or subsequent terms of the leases; restrictions on the Company's ability to sell its properties subject to the lease agreements; the Company's indebtedness and ability to service and refinance such indebtedness; the Company's historical and pro forma financial information may not be reliable indicators of its future results of operations and financial condition; limits on the Company's operational and financial flexibility imposed by its debt agreements; and the possibility the Company's separation from Caesars Entertainment Operating Company, Inc. fails to qualify as a tax‐free spin‐off, which could subject the Company to significant tax liabilities. Additional important factors that may affect the Company’s business, results of operations and financial position are described from time to time in the Company’s Annual Report on Form 10‐K for the year ended December 31, 2018, Quarterly Reports on Form 10‐Q and the Company’s other filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update or revise any forward‐looking statement, whether as a result of new information, future events, or otherwise, except as may be required by applicable law. Caesars, Eldorado, Penn, Hard Rock and Century Information The Company makes no representation as to the accuracy or completeness of the information regarding Caesars, Eldorado, Penn, Hard Rock and Century included in this presentation. The historical audited and unaudited financial statements of Caesars, as the parent and guarantor of CEOC, LLC (“CEOC”), the Company's significant lessee, have been filed with the SEC. Certain financial and other information for Caesars, Eldorado, Penn, Hard Rock and Century included in this presentation have been derived from their respective filings, if and as applicable, and other publicly available presentations and press releases. While we believe this information to be reliable, we have not independently investigated or verified such data. Market and Industry Data This presentation contains estimates and information concerning the Company's industry, including market position, rent growth and rent coverage of the Company's peers, that are based on industry publications, reports and peer company public filings. This information involves a number of assumptions and limitations, and you are cautioned not to rely on or give undue weight to this information. The Company has not independently verified the accuracy or completeness of the data contained in these industry publications, reports or filings. The industry in which the Company operates is subject to a high degree of uncertainty and risk due to variety of factors, including those described in the "Risk Factors" section of the Company's public filings with the SEC. Non‐GAAP Financial Measures This presentation includes reference to Funds From Operations (“FFO”), FFO per share, Adjusted Funds From Operations (“AFFO”), AFFO per share, and Adjusted EBITDA, which are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). These are non-GAAP financial measures and should not be construed as alternatives to net income or as an indicator of operating performance (as determined in accordance with GAAP). We believe FFO, AFFO and Adjusted EBITDA provide a meaningful perspective of the underlying operating performance of our business. For additional information regarding these non-GAAP financial measures see “Definitions of Non-GAAP Financial Measures” included in the Appendix at the end of this presentation. Financial Data Financial information provided herein is as of June 30, 2019 unless otherwise indicated. Published August 5, 2019. 2

VICI IS THE NEXT GENERATION EXPERIENTIAL REAL ESTATE COMPANY MISSION TO BE AMERICA’S MOST DYNAMIC LEISURE & HOSPITALITY EXPERIENTIAL REAL ESTATE COMPANY VISION WE SEEK TO BE THE REAL ESTATE PARTNER OF CHOICE FOR THE LEADING CREATORS & OPERATORS OF PLACE -BASED, SCALED LEISURE & HOSPITALITY EXPERIENCES WE SEEK TO LEASE PROPERTIES TO TENANTS WITH MARKET - LEADING RELATIONSHIPS WITH HIGH VALUE CONSUMERS OF LEISURE & HOSPITALITY 3

VICI PROVIDES THE OPTIMAL COMBINATION OF: ✓ Sector Revenue Stability Across All Cycles ✓ Long-term Leases Backed by ✓ In-Place Corporate Rent Acquisition Coverage Opportunities ✓ Potential & Credibility for Substantial Non-Gaming Growth ✓ $15.7bn of Activity Since Emergence1 ✓ Fully Internalized Governance & Management 1. Represents $6,736 million of closed or announced acquisitions ($1,136 million for Harrah’s Las Vegas, $590 million for Octavius Tower and Harrah’s Philadelphia, $261 million for Margaritaville Bossier City, $700 million for the Greektown Casino-Hotel, $558 million for JACK Cincinnati, $278 million for the Century Portfolio, $3,213 million for the MTA Properties, as well as the Non-CPLV, CPLV and HLV lease amendments), $2,600 million secured debt facilities closed in December 2017, $1,000 million of equity private placement raised in December 2017, $1,392 million of initial public offering of equity raised in February 2018, $725 million of equity raised 4 in November 2018, $128 million of equity raised under ATM in Q1 2019, $600 million of increased availability under our existing revolving credit facility closed in May 2019 and $2,473 million of equity raised in June 2019.

1Portfolio Income: Character & Quality 5

FUNDAMENTAL ADVANTAGES OF OUR EXPERIENTIAL AND GAMING REAL ESTATE PORTFOLIO Diversified High Barriers to State & Local Triple Net REIT Revenue Streams Entry Given 1 2 3 4 Incentives to with 100% from Gaming, Legislative & Ensure Casinos Occupancy F&B, Retail and Regulatory Thrive Entertainment Controls Regional Gaming Lack of Near Cash Flows Show 5 Tenant Financial 7 Term Supply 8 6 Transparent Low Volatility Transparency & Growth in Highly Growth Pipeline Through All Strength Desirable Las Cycles, Including Vegas Market Financial Crisis 6

INCOME FOUNDATION: STRENGTH OF OUR TENANTS – COMBINED CAESARS AND ELDORADO[1]

Caesars and Eldorado Strategic Combination[1]

- On June 24, 2019, Eldorado Resorts, Inc. (NASDAQ: ERI) ("Eldorado") announced the acquisition of Caesars Entertainment Corporation (NASDAQ: CZR) ("Caesars") (the "Eldorado/Caesars Combination")
- The transformational strategic combination of Caesars and Eldorado will create the largest owner and operator of U.S. gaming assets and the preeminent diversified gaming and entertainment company with an unrivaled domestic footprint across 16 states and best-in-class leadership
- ERI has publicly targeted ~$500 million of year 1 synergies with potential for longer-term upside[2]
- The combined company will retain the Caesars name to capitalize on the value of the iconic global brand and will continue to trade on the NASDAQ

Combined Portfolio Highlights

~60 Properties	**~300** F&B Outlets	**~51,000** Hotel Rooms
~4mm Gaming Sq. Ft.	**~4,000** Table Games	**~71,000** Slot Machines

Expanded Caesars Rewards

Combined Caesars Rewards and Eldorado Loyalty Club Will Create the Largest Global Gaming Database

~55mm Caesars Rewards Members + **~10mm** Eldorado Loyalty Club Members

Focus on Operational Excellence

Eldorado Leadership Will Deliver Operational Improvements By Empowering Property-Level Management

- ✓ New Entrepreneurial Vigor
- ✓ Decentralized Management with Customer Focus
- ✓ "Best Athlete" Mentality on Talent
- ✓ Proven Track Record of Achieving Synergies
- ✓ Combined Cost Discipline with Revenue Management

VICI

Source: Eldorado public filings

1. The Eldorado/Caesars Combination is pending completion, subject to closing conditions and regulatory approvals. VICI can provide no assurances that the pending Eldorado/Caesars Combination will be consummated on the terms or time frames contemplated, or at all.
2. We have not independently verified this information and are presenting it in accordance with ERI's public statements.

7

INCOME FOUNDATION: STRENGTH OF OUR TENANTS – PENN[1], HARD ROCK[2] & CENTURY CASINOS[3]

Penn National [1]

Penn National Gaming (NASDAQ: PENN) is the largest U.S. regional gaming operator with a leading portfolio of regional assets

40 Properties in 18 Jurisdictions Across the U.S.

193 Food & Beverage Locations

49,400 Gaming Machines

1,200 Table Games

8,800 Hotel Rooms

35,000+ Employees



Greektown



Margaritaville

Hard Rock [2]

Founded in 1971, Hard Rock has developed a leading global presence and is one of the world's most recognized brands

245 Branded Hard Rock Venues in 75 Countries

12 Casinos

22,800 Gaming Positions

~16,200 Hotel Rooms in 27 Hotels

40,000 System Wide Employees


JACK CASINO

JACK Cincinnati

Century Casinos [3]

Founded in 1992, Century is an international gaming company that develops, owns, and operates small to mid-sized casinos in mid-tier markets

15 Casinos

6 Casinos Operated on Cruise Ships

4,285 Slot Machines

187 Table Games



Isle Casino Cape Girardeau



Lady Luck Casino Caruthersville



Mountaineer Casino

VICI

Source: Penn and Century public filings, Hard Rock website. We have not independently verified this data and are presenting it in accordance with each company's respective public disclosure.

1. On January 2, 2019, the Company completed the acquisition of the real estate assets of Margaritaville Bossier City and entered into a triple net lease agreement with Penn. On May 23, 2019, the Company completed the acquisition of the real estate assets associated with the Greektown Casino-Hotel and entered into a triple net lease agreement with Penn.
2. On April 5, 2019, the Company announced that it entered into definitive agreements pursuant to which the Company will acquire the land and real estate assets associated with JACK Cincinnati. Acquisition is pending completion, subject to customary closing conditions and regulatory approvals.
3. On June 17, 2019, the Company announced that it entered into definitive agreements pursuant to which the Company will acquire the land and real estate assets associated with the Century Portfolio. Acquisitions are pending completion, subject to customary closing conditions and regulatory approvals.

8

INCOME DURABILITY THROUGHOUT ECONOMIC CYCLES Gaming Revenue: 50% Less Volatile than S&P 500 Revenue… 300% Peak-to-trough: 250% Gambling -9% Retail -11% S&P Sales -18% 200% 150% 100% Casino Gambling PCE 1 Retail & Food Service Sales S&P 500 Revenue/Share 50% Q498 Q400 Q402 Q404 Q406 Q408 Q410 Q412 Q414 Q416 With Demonstrated Durability in Regional Markets And Unwavering Demand in Las Vegas 3 2 Core Commercial Annual Gaming Revenues 100.0% 96.1% 96.8% 18.5 2017: $18.3bn 94.6% 2007 Peak: $18.0bn 95.0% 92.0% 90.6% 90.7% 91.1% 89.9% 88.9% 89.2% 88.4% 88.2% 87.3% 18.0 90.0% 86.6% 85.0% 17.5 ($bn) Peak to Trough: -3.9% 80.0% 2017 vs Peak: +1.9% 17.0 2009-17 Change in: 2009 Trough: Revenues: +$1.0bn 2017 vs Trough: +6.0% 75.0% $17.3bn Investment: +$1.7bn 2009-17 CAGR: +0.7% 70.0% 16.5 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2007 2009 2011 2013 2015 2017 Las Vegas Strip Occupancy Source: Haver Analytics, Goldman Sachs Global Investment Research, published February 26, 2018; State Gaming Boards, UNLV, Credit Suisse. Credit Suisse Research, Published September 11, 2018; company filings 1. Refers to the Personal Consumption Expenditures as defined and reported by the U.S. Bureau of Economic Analysis. 2. Core regional markets focus on more mature and representative commercial regional gaming markets, adjusted for adjacent new supply, cannibalization between markets; and excluding genuinely additive supply and destination markets. 9 3. Represents average occupancy percentage of Wynn, Las Vegas Sands and MGM Las Vegas properties per company filings.

INCOME MAGNITUDE AND VALUE 2015 – 2018 Single-Asset Real Estate Transactions with NOI > $70 Million NOI ($MM) 120 245 Park Ave, NYC 100 Fashion Show, LV 1 1095 Sixth Ave, NYC MGM National Harbor, MD 787 Seventh Ave, NYC 1 1 Worldwide Plaza, NYC Harrah’s Las Vegas 80 10 Hudson Yards, NYC 1285 Sixth Ave, NYC 1515 Broadway, NYC 1 1 1 1211 Sixth Ave, NYC 50 Northern Ave, Boston 60 Select Las Vegas Strip Sales & Financings • The Shops at Crystals sold in 2016 at a 4.5% cap rate • Town Square Las Vegas sold in 2017 at a 5.3% cap rate • The Grand Canal Shoppes mortgage debt was refinanced in 2019 at an appraised cap rate of 4.5% 40 0% 3% 6% 9% Cap Rate (%) Circle sizes represent relative asset value Source: Real Capital Analytics (RCA) 1. Transaction was for a stake in the property; bubble represents the implied price of 100% interest. 10

TRIPLE NET INCOME FLOW THROUGH & TRANSPARENCY Transparency & Integrity of Triple Net AFFO Multiple & Payout Ratio1 18E AFFOx 18E Payout 18E Payout 18E AFFOx Delta Delta Incl. Redev. Ratio Ratio Incl. Redev. Subsector Triple Net 16.2x 16.3x 0% 83% 83% 0% Single Family 29.0x 30.0x 4% 43% 45% 2% Apartment 21.9x 23.5x 7% 70% 75% 5% Healthcare 16.4x 18.4x 12% 75% 83% 8% Malls 16.7x 18.8x 12% 93% 104% 10% Strip Center 13.8x 16.0x 16% 88% 102% 14% Office 29.4x 37.8x 29% 80% 104% 24% Simple Average 19.9x 24.5x 23% 78.7% 95.5% 16.8% Mkt Cap Wtd. 20.4x 22.7x 11% 77.9% 86.2% 8.3% Triple Net AFFO Yield2 Represents True Free Cash Flow Yield 7.2% 6.2% 6.1% 6.1% 6.0% 6.3% 5.4% 5.3% 4.6% 4.3% 3.4% 3.3% 3.4% 2.6% Triple Net Single Family Apartment Healthcare Malls Strip Center Office AFFO Yield Source: Goldman Sachs Global Investment Research (September 2018) AFFO Yield – Incl. Redev. 1. Redevelopment categorized as capex that does not lead to incremental portfolio square footage. 2. AFFO Yield calculated as the inverse of the AFFO multiples above. 11

2Growth Opportunities

CLEARLY IDENTIFIED AND ACTIONABLE GROWTH

Broad Opportunities Across Identified and Other Experiential Real Estate Assets



# of Properties
19
4
7
+58% Increase in Number of Properties
30
6
36
GREEKTOWN
Harrah's PHILADELPHIA
Octavius Tower at Caesars Palace Las Vegas[1]
Harrah's LAS VEGAS
Harrah's NEW ORLEANS
Harrah's LAUGHLIN
Harrah's ATLANTIC CITY
Isle CAPE GIRARDEAU
MOUNTAINEER CASINO
JACK CINCINNATI CASINO
INDIANA GRAND RACING CASINO
HOOSIER PARK RACING CASINO
CAESARS FORUM
BALLY'S LAS VEGAS
Paris
Flamingo
THE LINQ
planet hollywood
HORSESHOE CASINO BALTIMORE
Initial Portfolio
HARVEYS
CAESARS
Harrah's
HORSESHOE CASINO
Completed Acquisitions
Pending Acquisitions[2]
Pro Forma Announced Acquisitions[2]
Put/Call (Including Centaur)[3] and ROFR Assets[4]
Total Identified Potential Portfolio
Potential Third-Party Gaming Assets
Potential Other Leisure, Hospitality and Entertainment Assets

Clear Pipeline for Growth + Other Gaming Assets + Other Leisure, Hospitality and Entertainment Assets

1. On July 11, 2018, the Company completed the acquisition of the Octavius Tower at Caesars Palace Las Vegas, representing the consolidation of the portion of the remaining real estate of Caesars Palace Las Vegas not previously owned by the Company.
2. On April 5, 2019, the Company announced that it entered into definitive agreements pursuant to which the Company will acquire the land and real estate assets associated with JACK Cincinnati. On June 17, 2019, the Company announced that it entered into definitive agreements pursuant to which the Company will acquire the land and real estate assets associated with the Century Portfolio. On June 24, 2019, the Company announced that it will enter into definitive agreements pursuant to which the Company will acquire the land and real estate assets associated with the MTA Properties. Acquisitions are pending completion, subject to customary closing conditions and regulatory approvals. In addition, the MTA Properties acquisitions are subject to the consummation of the Eldorado/Caesars Combination. We can provide no assurances that the pending acquisitions and/or the Eldorado/Caesars Combination will be consummated on the terms or time frames contemplated, or at all.
3. The put/call option on Harrah's Hoosier Park and Indiana Grand Racing & Casino (13.0x call/12.5x put) can be exercised between January 1, 2022 and December 31, 2024, subject to the consummation of the Eldorado/Caesars Combination, and customary closing conditions and regulatory approvals relating to closing the put/call. We can provide no assurances that the Eldorado/Caesars Combination will be consummated on the terms or time frames contemplated, or at all.
4. The Las Vegas ROFRs and Baltimore ROFR are subject to the consummation of the Eldorado/Caesars Combination. We can provide no assurances that the Eldorado/Caesars Combination will be consummated on the terms or time frames contemplated, or at all. In addition, the combined Eldorado/Caesars entity will not have a contractual obligation to sell the properties, nor will the Company have an obligation to buy such properties, subject to the ROFRs. The combined Eldorado/Caesars entity will make an independent financial decision regarding whether to trigger these ROFRs and the Company will make an independent financial decision whether to purchase the properties. With respect to the ROFRs assets in Las Vegas, the first Las Vegas property will be selected among the following: Flamingo Las Vegas, Bally's Las Vegas, Paris Las Vegas and Planet Hollywood Resort & Casino, with the second property to be one of the previous four plus the LINQ Hotel & Casino.

VICI

13

SUBSTANTIAL EMBEDDED RENT & AFFO GROWTH

Identified Acquisition Pipeline Provides Significant Rent Growth

($ in millions)



Contingent and Conditional Upon Closing[1]
Subject to the Closing of the Eldorado/Caesars Combination[1]
Contingent on Combined Eldorado/Caesars Portfolio Strategy[2]
Illustrative Rent Growth: ~37%
$865
$43
$25
$253
$1,185
Non-CPLV, CPLV and HLV Lease Amendments
Pro Forma Annual Run-Rate Rent as of 6/30/19
JACK Cincinnati
Century Portfolio
Eldorado Transaction
Total Rent Including Pending Acquisitions
Illustrative Rent from Put/Call Options[3]
Illustrative Rent from ROFRs
Illustrative Rent from Prospective Gaming Opportunities

Ability to Generate Highly Attractive Internal AFFO Growth

Reinvested Free Cash Flow[4]	+	Same-Store Lease Escalation[5]	=	Internal AFFO Growth
~2-2.5%		~2%		~4-4.5%

1. Acquisitions are pending completion, subject to customary closing conditions and regulatory approvals. In addition, the MTA Properties acquisitions and the Non-CPLV, CPLV and HLV lease amendments are subject to the consummation of the Eldorado/Caesars Combination. We can provide no assurances that these transactions will be consummated on the terms or time frames contemplated, or at all.
2. The Las Vegas Strip ROFRs, Horseshoe Baltimore ROFR and Centaur put/call option are subject to the closing of the Eldorado Transaction and the Eldorado/Caesars Combination; such transactions are subject to customary closing conditions and regulatory approvals. In addition, the combined Eldorado/Caesars entity will not have a contractual obligation to sell the properties subject to the ROFRs. The combined Eldorado/Caesars entity will make an independent financial decisions regarding whether to trigger the ROFRs and the Company will make an independent financial decision whether to purchase the properties.
3. The put/call option on Harrah's Hoosier Park and Indiana Grand Racing & Casino (13.0x call/12.5x put) can be exercised between January 1, 2022 and December 31, 2024, subject to the consummation of the Eldorado/Caesars Combination, and customary closing conditions and regulatory approvals upon closing the put/call. There can be no assurance that the Company will acquire the option properties, and the acquisition of the option properties is subject to various risks and uncertainties, including business, regulatory and others.
4. Assumes AFFO payout ratio of 75%, AFFO/share per midpoint of Company guidance on July 31, 2019, acquisition at cap rates of 7.5-8.5% on an assumed 5.5x leverage and illustrative debt costs of 5.5%.
5. Same-store lease escalation is pro forma for the completed close of the acquisition of the Octavius Tower at Caesars Palace Las Vegas, Harrah's Philadelphia (and associated lease modifications), Margaritaville Bossier City and Greektown Casino-Hotel as well as pending close of the acquisitions of JACK Cincinnati, the Century Portfolio, the MTA Properties, as well as the pending incremental Non-CPLV, CPLV and HLV lease modifications in connection with the Eldorado Transaction. Assumes illustrative debt / TEV of ~30-35%. Note, pending acquisitions are subject to customary closing conditions and regulatory approvals.

VICI

14

LAS VEGAS LAND PROVIDES OPPORTUNITY FOR FURTHER GROWTH Unrivaled Opportunity to Deepen the Strip at its Center VICI has a Put-Call Rights Agreement The Mirage on 18 acres for Caesars’ expected Caesars Forum Convention Center Venetian Caesars Harrah’s Caesars-owned 41 acres Palace The LINQ VICI-owned 27 acres of land that is part of the Non-CPLV lease Bellagio strategically located adjacent Paris to the LINQ and behind Planet Hollywood The Cosmopolitan Planet Hollywood VICI-owned 7 acres of Strip frontage property at Caesars Palace part of the CPLV lease and available for redevelopment Note: Map is illustrative and may not be shown exactly to scale. 15

POTENTIAL NON-GAMING EXTERNAL GROWTH OPPORTUNITIES

Evaluating Growth Opportunities



Other
Non-Gaming Resorts
International Gaming Opportunities
Casino Acquisitions with Other Gaming Companies
Acquisition & Development Partnership with Caesars
Necessary Return Thresholds
Strategic & Economic Risk

Disciplined M&A Approach

- Market Quality
- Asset Real Estate Quality
- Asset Income Quality
- Accretion



Size of Market (Revenues)
Recreation / Hospitality ($78bn)¹
Fitness Centers ($34bn)
Concert Venues ($32bn)
Theme Parks ($18bn)
Movie Theatres ($17bn)
Spa / Wellness ($17bn)
Cultural ($15bn)
Sports Arenas ($9bn)²
Ski Resorts ($3bn)
How do you get there?
Walk
Mass Transit
Car
Airplane
How long do you stay there?
Minutes
Hour
Hours
Day
Days

VICI

Source: IBISWorld

1. Reflects Bars and Nightclubs ($26bn), Golf Courses ($24bn), Golf Driving Ranges & Family Fun Centers ($13.5bn), Marinas ($5bn), Bowling ($4bn), Arcade & Entertainment Centers ($2bn), Pool Halls ($2bn), and Ice Skating Rinks ($0.9bn).
2. Reflects sports franchise ticket sales and concession revenues.

16

3Capability & Governance

IBDROOT\PROJECTS\IBD-NY\VIGILS2017\608254_1\Docs\44. Jack - Project Gordie\2018-11-14 Roadshow Presentation\04. Greektown Only\Archive\Project Julius Roadshow Presentation (Pages 14, 15, 18).pptx RESULTS DRIVEN MANAGEMENT WITH OVER $15.7BN OF ACTIVITY VICI Has Accomplished A Meaningful Amount Since Emergence. . . October 6, 2017 Q1 2018 Q2 2019 Pro Forma for VICI formed after successful ~$1.4bn upsized IPO with Announced $558mm pending VICI at Formation completion of its spin-off from overallotment in 4th largest REIT acquisition of JACK Cincinnati, Acquisitions Announced Caesars Entertainment IPO ever $278mm pending acquisition of Isle as of 6/30/20192 Q2 2018 Q4 2017 Casino Cape Girardeau, Lady Luck Announced $590mm acquisition of ~$1.1bn acquisition of Harrah’s Las Casino Caruthersville & Number of Harrah’s Philadelphia & Octavius Mountaineer Casino, ~$3.2bn Number of 19 / 11 Vegas and sold undeveloped land 3 30 / 17 Assets / Markets Tower and $261mm acquisition of Assets / Markets to Caesars, refinanced and pending acquisition of Harrah’s Margaritaville eliminated ~$3.7bn of debt New Orleans, Harrah’s Atlantic City Q4 2018 Number of reducing interest expense, ~$1.0bn & Harrah’s Laughlin, as well as Non- Number of 1 Announced $700mm acquisition of 4 Tenants equity private placement CPLV, CPLV and HLV lease Tenants Greektown and $725mm upsized modifications, increased revolver first follow-on equity offering capacity by $600mm and ~$2.5bn % of Rent from upsized follow-on equity offering % of Rent from Regional ~74% Regional ~67% 1 4 Markets $4,049 Markets $1,185 % of Rent from % of Rent from 100% ~88% Caesars1 Caesars5 $852 $2,601 $717 % of Rent Subject $2,117 % of Rent Subject to Escalators in ~26% $1,551 to Escalators in ~97% Year 2 of Lease2 Year 2 of Lease6 $1,136 $1,000 Net Leverage 8.4x Net Leverage 3.7x 2017 2018 YTD 2019 ~$6.7 Acquisitions - Acquisitions billion Acquisition Volume ($mm) Equity Raised ($mm) Run-Rate Ann. Rent ($mm) . . . And With A Defined, In-Place Growth Plan, We Are Just Beginning 1. VICI at formation includes only initial base rent from CPLV (excluding Octavius Tower), Non-CPLV (excluding Harrah’s Philadelphia) and Joliet leases. 2. Pro forma for the December 2018 lease modifications, acquisition of the Octavius Tower at Caesars Palace Las Vegas, Harrah’s Philadelphia, Margaritaville Bossier City and Greektown Casino-Hotel, as well as the pending acquisitions of JACK Cincinnati, the Century Portfolio, the MTA Properties and related Non-CPLV, CPLV and HLV lease modifications, which are subject to customary closing conditions and regulatory approvals. In addition, the MTA Properties acquisitions, as well as the Non-CPLV, CPLV and HLV lease modifications are subject to the consummation of the Eldorado/Caesars Combination. We can provide no assurances that the pending acquisitions or the Eldorado/Caesars Combination will be consummated on the terms or time frames contemplated, or at all. 3. Includes the completed close of the acquisition of Harrah’s Las Vegas, Harrah’s Philadelphia (and associated lease modifications), Margaritaville Bossier City and Greektown Casino-Hotel as well as the pending acquisitions of JACK Cincinnati, the Century Portfolio and the MTA Properties. The Company completed the acquisition of the real estate assets related to Octavius Tower on July 11, 2018. This acquisition represents the consolidation of the portion of the remaining real estate of CPLV not previously owned by the Company. 4. Rent from regional markets includes initial base rent from Non-CPLV (including Harrah’s Philadelphia), Margaritaville Bossier City, Greektown Casino-Hotel, JACK Cincinnati, the Century Portfolio and the MTA Properties leases (the acquisitions of JACK Cincinnati, the Century Portfolio and the MTA Properties are pending completion, subject to customary closing conditions and regulatory approvals. In addition, the MTA Properties acquisitions, as well as the Non-CPLV, CPLV and HLV lease modifications are subject to the consummation of the Eldorado/Caesars Combination. We can provide no assurances that the pending acquisitions will be consummated on the terms or time frames contemplated, or at all. 5. Rent from Caesars includes initial base rent from CPLV (including Octavius Tower), Non-CPLV (including Harrah’s Philadelphia), Harrah’s Las Vegas and the MTA Properties, as well as the Non-CPLV, CPLV and HLV lease modifications, which are subject to customary closing conditions, regulatory approvals and the consummation of the Eldorado/Caesars Combination. 18 6. Rent subject to escalators in year 2 of lease includes the initial base rent from CPLV (excluding Octavius Tower), Non-CPLV (including Harrah’s Philadelphia), Harrah’s Las Vegas, Margaritaville Bossier City, Greektown Casino-Hotel and the pending acquisitions of JACK Cincinnati, the Century Portfolio, the MTA Properties and the Non-CPLV, CPLV and HLV lease modifications. In addition, the MTA Properties acquisitions, as well as the Non-CPLV, CPLV and HLV lease modifications are subject to the consummation of the Eldorado/Caesars Combination. We can provide no assurances that the pending acquisitions will be consummated on the terms or time frames contemplated, or at all.

PROVEN AND INDEPENDENT MANAGEMENT TEAM WITH EXPERTISE IN REAL ESTATE, GAMING & HOSPITALITY



EDWARD PITONIAK
Chief Executive Officer

- Former Vice Chairman, Realterm, private-equity leader in institutionalizing industrial real estate sub-asset classes
- Current Independent Director, Ritchie Brothers (NYSE: RBA)
- In 2014 became Managing Director, Acting CEO & Trustee of InnVest, Canada's largest hotel REIT. Became Chairman in 2015. REIT sold to Chinese buyer in 2016, producing 146% cumulative total return during period of leadership
- CEO of CHIP REIT, Canadian hotel REIT with average annual total return of 25% for 4 years. Sold to Canadian pension fund in late 2007, doubling value of the REIT over the 4 years
- SVP, Intrawest Resort Operations, then the world's largest ski resort operator/developer
- Received a BA from Amherst College



JOHN PAYNE
President and Chief Operating Officer

- Previously served as CEO of Caesars Entertainment Operating Company, Inc.
- Held multiple roles with Caesars during the course of his career including President of Central Markets and Partnership Development, President of Enterprise Shared Services, President of Central Division, and Atlantic City President
- Previously served as Gulf Coast Regional President of Caesars and Senior Vice President and General Manager of Harrah's New Orleans
- Received an MBA from Northwestern University and a BA from Duke University



DAVID KIESKE
EVP, Chief Financial Officer & Treasurer

- Previously served as Managing Director of Real Estate & Lodging Investment Banking Group at Wells Fargo Securities / Eastdil Secured with a focus on hospitality and leisure
- Worked in Real Estate & Lodging Investment Banking at Citigroup and Bank of America
- Served as Assistant Vice President & Corporate Controller at TriNet Corporate Realty Trust, a triple net single tenant office REIT listed on the NYSE
- Previously was a Senior Accountant at Deloitte & Touche as well as Novogradac & Co.
- Received an MBA from University of California Los Angeles and a BS from UC Davis



SAMANTHA GALLAGHER
EVP, General Counsel & Secretary

- Previously served as EVP, General Counsel and Secretary at First Potomac Realty Trust (NYSE: FPO), a REIT specializing in office and business park properties in the Washington, D.C. region
- Oversaw the negotiation and documentation pertaining to First Potomac Realty Trust's merger with Government Properties Income Trust (NASDAQ:GOV)
- Previously served as a Partner at Arnold & Porter LLP, Bass, Berry & Sims plc and Hogan Lovells US LLP with a focus on representing REITs and financial institutions in capital markets transactions, mergers and acquisitions, joint ventures and strategic investments
- Received a JD from Georgetown University Law Center and an AB from Princeton University

VICI

19

INDEPENDENT AND EXPERIENCED BOARD OF DIRECTORS[1]

✓ 0% PARENT/ TENANT COMPANY OWNERSHIP
✓ INDEPENDENT CHAIRMAN
✓ SEPARATION OF CHAIRMAN & CEO ROLE
✓ ANNUALLY ELECTED BOARD[2]



James Abrahamson*

AFFILIATIONS

BrightView, Interstate, CorePoint Lodging

BIOGRAPHY

- Chairman of Interstate Hotels & Resorts
- Previously served as Interstate's CEO from 2011 to March 2017
- Serves as an independent director at CorePoint Lodging and at BrightView Corporation



Diana Cantor

AFFILIATIONS

AIM13, Domino's, Universal Corporation, Virginia Retirement System, Virginia529, New York Private Bank & Trust

BIOGRAPHY

- Partner with Alternative Investment Management, LLC
- Vice Chairman of the Virginia Retirement System
- Served as an MD with New York Private Bank and Trust
- Serves as a director at Domino's Pizza, Inc. and Universal Corporation



Eric Hausler

AFFILIATIONS

WMIH Corp., Windstar Cruises, Isle of Capri, Bear Stearns

BIOGRAPHY

- Previously served as CEO of Isle of Capri Casinos
- Previously served as ISLE's CFO from 2014 to 2016
- Served as an MD in Fixed Income Research, covering the gaming, lodging and leisure industries for Bear Stearns



Elizabeth Holland

AFFILIATIONS

Abbell Associates, Federal Realty Investment Trust, ICSC

BIOGRAPHY

- CEO of Abbell Associates, LLC
- Currently serves as an independent director of Federal Realty Investment Trust
- Serves on the Executive Board and the Board of Trustees of International Council of Shopping Centers



Craig Macnab

AFFILIATIONS

National Retail Properties, American Tower, Cadillac Fairview, ddr, ForestCity, Eclipsys

BIOGRAPHY

- Held the position of Chairman and CEO of National Retail Properties, Inc. from 2008 to April 2017
- Serves as an independent director of American Tower Corporation
- Previously served as director of Eclipsys Corporation from 2008 – 2014, DDR from 2013 – 2015, and Forest City from 2017 – 2018



Edward Pitoniak

AFFILIATIONS

Realterm, Ritchie Bros., InnVest, Intrawest, Times Mirror Magazines, SKI

BIOGRAPHY

- CEO of VICI Properties Inc.
- Previously served as Vice Chairman of Realterm
- Serves as an independent director of Ritchie Brother Auctioneers
- Served as Chairman of InnVest from 2015 – 2016



Michael Rumbolz

AFFILIATIONS

Everi, Seminole Hard Rock

BIOGRAPHY

- President and CEO of Everi Holdings, Inc.
- Serves as an independent director of Seminole Hard Rock Entertainment, LLC.
- Previously served as Chairman and CEO of Cash Systems, Inc. from 2005 – 2008

* Denotes Chair of Board of Directors

1. As of May 1, 2019.
2. Opted out of the Maryland Unsolicited Takeover Act.

VICI

20

STRONG CORPORATE GOVERNANCE HIGHLIGHTED BY INDEPENDENCE FROM TENANT Overlapping P P Directors with Te n a n t 0 4 0 Parent / Tenant P C o m p a n y 1 2 O w n e r s h i p 0% 69% 5% Independent P C h a i r m a n Yes No No Separation of P P Chairman & CEO R o l e Yes Yes No P P Staggered Board? No3 No Yes Source: Company filings 1. Per MGP press release on April 1, 2019. 2. Includes Mr. Carlino (11.2 million shares) ownership. Based on 215.0 million shares outstanding as of April 5, 2019. 3. Opted out of MUTA. 21

Appendix

HIGH QUALITY REAL ESTATE ANCHORED BY ICONIC ASSETS



Caesars Palace Las Vegas
Harrah's Las Vegas
Horseshoe Hammond
Harrah's Gulf Coast
Bally's Atlantic City
Harrah's Philadelphia
Harvey's Lake Tahoe
Harrah's Metropolis



Lake Tahoe / Reno
Las Vegas
Laughlin
Council Bluffs
North Kansas City
Joliet / Hammond
Detroit
Cincinnati
Louisville
Metropolis
Tunica Resorts / Robinsonville
Bossier City
Biloxi
New Orleans
Philadelphia
Atlantic City

★ CURRENT PORTFOLIO

★ ANNOUNCED ACQUISITIONS

★ OWNED GOLF COURSES
Cascata, Boulder City, NV
Rio Secco, Henderson, NV
Grand Bear, Harrison County, MS
Chariot Run, Laconia, IN

★ DESIGNATED PUT-CALL PROPERTIES
Indiana Grand, Centaur
Hoosier Park, Centaur
Caesars Forum Convention Center

★ DESIGNATED ROFR PROPERTIES[2]
Bally's Las Vegas
Flamingo Las Vegas
Paris Las Vegas
Planet Hollywood
The LINQ
Horseshoe Baltimore

Combined Caesars and Eldorado (24 assets)[1]

- ★ Caesars Palace Las Vegas & Octavius Tower
- ★ Harrah's Las Vegas
- ★ Harrah's Laughlin [5]
- ★ Harrah's Reno
- ★ Harvey's Lake Tahoe
- ★ Harrah's Lake Tahoe
- ★ Harrah's North Kansas City
- ★ Harrah's Metropolis
- ★ Harrah's Council Bluffs
- ★ Horseshoe Council Bluffs
- ★ Harrah's Joliet
- ★ Horseshoe Hammond
- ★ Harrah's Philadelphia
- ★ Bally's Atlantic City
- ★ Caesars Atlantic City
- ★ Harrah's Atlantic City [5]
- ★ Horseshoe Southern Indiana
- ★ Bluegrass Downs
- ★ Harrah's Gulf Coast
- ★ Tunica Roadhouse Hotel
- ★ Horseshoe Tunica
- ★ Horseshoe Bossier City
- ★ Louisiana Downs
- ★ Harrah's New Orleans [5]

Penn National Gaming (2 assets)

- ★ Margaritaville Bossier City
- ★ Greektown Casino-Hotel

Hard Rock (1 asset)[3]

- ★ JACK Cincinnati Casino

Century Casinos (3 assets)[4]

- ★ Isle Casino Cape Girardeau
- ★ Lady Luck Casino Caruthersville
- ★ Mountaineer Casino, Racetrack & Resort

1. On June 24, 2019, the Company announced that it had entered into a definitive agreement in connection with the proposed business combination of Eldorado Resorts Inc. ("Eldorado") with Caesars Entertainment Corporation. ("Caesars"), and Eldorado and Caesars entered into a definitive agreement pursuant to which Eldorado would acquire Caesars (the "Eldorado/Caesars Combination").
2. The Las Vegas and Baltimore ROFRs are subject to the consummation of the Eldorado/Caesars Combination. We can provide no assurances that the Eldorado/Caesars Combination will be consummated on the terms or time frames contemplated, or at all. With respect to the ROFRs assets in Las Vegas, the first Las Vegas property will be selected among the following: Flamingo Las Vegas, Bally's Las Vegas, Paris Las Vegas and Planet Hollywood Resort & Casino, with the second property to be one of the previous four plus the LINQ Hotel & Casino. In addition, the combined ERI/Caesars entity will not have a contractual obligation to sell the properties subject to the ROFRs and will make an independent financial decisions regarding whether to trigger the ROFRs.
3. On April 5, 2019, the Company announced that it entered into definitive agreements pursuant to which the Company will acquire the land and real estate assets associated with JACK Cincinnati. Acquisition is pending completion, subject to customary closing conditions and regulatory approvals.
4. On June 17, 2019, the Company announced that it entered into definitive agreements pursuant to which the Company will acquire the land and real estate assets associated with the Century Portfolio. Acquisitions are pending completion, subject to customary closing conditions and regulatory approvals.
5. On June 24, 2019, the Company announced that it will enter into definitive agreements pursuant to which the Company will acquire the land and real estate assets associated with the MTA Properties after which the acquisitions will be pending completion, subject to the closing of the Eldorado/Caesars Combination, as well as diligence, customary closing conditions and regulatory approvals. VICI can provide no assurances that the pending Eldorado/Caesars Combination will be consummated on the terms or time frames contemplated, or at all.

VICI

23

SHAREHOLDER BASE TRANSFORMATION VICI is Successfully Transforming its Shareholder Base From Foundational Ownership to Institutional REIT, Index & Other Long-Term Holders Leading to a Dedicated Long Term Shareholder Ownership Base Steadily eliminated a sizable equity overhang by successfully reducing ownership by foundational investors, while shareholders realized total returns of +23.4%, outperforming the RMZ by over +1,766 bps since spin-off1 $24.00 22% 27% 33% $23.00 52% November 2018 Secondary 45% 8% Offering ($21.00) $22.00 February 2018 IPO 16% ($20.00) $21.00 18% 100% 21% $20.00 22% November 2017 Private Placement 70% 58% $19.00 ($18.50) 49% 26% $18.00 34% $17.00 10/6/2017 3/31/2018 6/30/2018 9/30/2018 12/31/2018 3/31/2019 Foundational Investors Index Institutional / REIT Investors Share Price Note: Does not reflect impact of June 2019 secondary offering ($21.50) as Q2 2019 13-F filings have not yet been published. Source: Ipreo Holdings Data, and 13-F filings 1. VICI share price as of December 18, 2018 ($18.50) and August 2, 2019 ($21.23). 24

BALANCE SHEET POSITIONED FOR GROWTH

Capitalization Summary

(Data as of June 30, 2019 unless otherwise indicated)

$ and shares in millions	2Q'19
Revolving Credit Facility ($1,000 million capacity)[1]	$0
Term Loan B Facility	2,100
Second Lien Notes	498
Total Non-CPLV	**2,598**
CPLV CMBS Debt	1,550
Total Debt	**4,148**
Cash and Cash Equivalents & Short Term Investments	(1,303)
Net Debt	**$2,846**
Total Common Shares Outstanding	461.0
LTM June 30, 2019 Adjusted EBITDA	777
Total Leverage Ratio	**5.3x**
Net Leverage Ratio	**3.7x**

Disciplined Balance Sheet Management[2]



Net Leverage Ratio progression
8.4x
6.5x
4.7x
3.7x
Emergence
Initial HLV Acquisition
Post-IPO
LTM Q2 2019
Leverage Target: 5.0x – 5.5x
3.7x Interest Coverage Ratio[3]

Fixed / Floating Composition[4]



Variable Rate, 2%
Fixed Rate, 98%

1. On May 15, 2019, the Company announced an amendment to the Credit Agreement dated December 22, 2017, by and among VICI Properties 1 LLC, as borrower, each lender party thereto, and Goldman Sachs Bank USA, as administrative agent (as amended), increasing the availability under the revolving credit facility from $400 million to $1.0 billion..
2. Net Leverage Ratio calculated as Net Debt divided by Adjusted EBITDA. Emergence Net Leverage Ratio calculated based on $5.2 billion Net Debt and $618 million Adjusted EBITDA ($631 million 2016 PF Adj. EBITDA at Formation further adjusted for incremental estimated independent company G&A of $13 million). Initial HLV Acquisition Net Leverage Ratio calculated based on $4.8 billion Net Debt and $711 million Adjusted EBITDA ($724 million 2016 PF Adj. EBITDA further adjusted for incremental estimated independent company G&A of $13 million). See Appendix to this presentation for the definition and reconciliation to the most comparable GAAP financial measure.
3. Calculated as $777 million LTM Q2 2019 Adjusted EBITDA divided by $210 million cash interest expense. See "Reconciliation from GAAP to Non-GAAP Financial Measures" in the Appendix for additional information, including the definition and reconciliation to the most comparable GAAP financial measure.
4. Reflects interest rate swap transactions entered into on April 24, 2018 and January 3, 2019.

VICI

25

MASTER LEASE AGREEMENTS: TRIPLE NET STRUCTURE PROVIDES SECURITY & EARNINGS PREDICTABILITY

	Non-CPLV & Joliet (2 Leases)[1]	Pro Forma Non-CPLV Master Lease & Joliet Lease[2]	Caesars Palace Las Vegas Lease[3]	Harrah's Las Vegas Lease	Pro Forma Las Vegas Master Lease[2]
Properties Subject to Lease	18 Non-CPLV Properties & Harrah's Joliet	18 Non-CPLV Properties, Harrah's Joliet, Harrah's New Orleans, Harrah's Atlantic City & Harrah's Laughlin	CPLV	HLV	CPLV and HLV
Initial Cash Rent	$493.9 Million	$647.3 Million	$200.0 Million	$87.4 Million	$385.9 Million
Current Cash Rent[4]	$501.0 Million	$655.0 Million	$204.4 Million	$88.3 Million	$391.2 Million
Annual Escalator	1.5% in years 2-5 >2% / change in CPI thereafter	No Change	>2% / change in CPI beginning in year 2	1% per year for years 2 – 5 and >2% / change in CPI thereafter	>2% / change in CPI
EBITDAR Coverage Floor[5]	1.2x beginning in year 8	None	1.7x beginning in year 8	1.6x beginning in year 6	None
Rent Adjustment[6]	Year 8: 70% Base / 30% Variable Year 11: 80% Base / 20% Variable	Year 8: 70% Base / 30% Variable Year 11 & 16: 80% Base / 20% Variable	Year 8 & 11: 80% Base / 20% Variable	Year 8 & 11: 80% Base / 20% Variable	Year 8, 11 & 16: 80% Base / 20% Variable
Variable Rent Adjustment Mechanic[6]	4% of revenue increase/decrease Year 8: Avg. of years 5-7 less avg. of years 0-2 Year 11: Avg. of years 8-10 less avg. of years 5-7	4% of revenue increase/decrease Year 8: Avg. of years 5-7 less avg. of years 0-2 Year 11: Avg. of years 8-10 less avg. of years 5-7 Year 16: Avg. of years 13-15 less avg. of years 8-10	4% of revenue increase/decrease Year 8: Avg. of years 5-7 less avg. of years 0-2 Year 11: Avg. of years 8-10 less avg. of years 5-7	4% of revenue increase/decrease Year 8: Year 7 less year 0 Year 11: Year 10 less year 7	4% of revenue increase/decrease Year 8: Avg. of years 5-7 less avg. of years 0-2 Year 11: Avg. of years 8-10 less avg. of years 5-7 Year 16: Avg. of years 13-15 less avg. of years 8-10
Term	15-year initial term with four 5-year renewal options	Initial term extended to expire 15-years following closing of the Eldorado/Caesars Combination	15-year initial term with four 5-year renewal options		Initial term extended to expire 15-years following closing of the Eldorado/Caesars Combination
Guarantee	Caesars	Eldorado/Caesars	Caesars	Caesars Resorts Collection	Eldorado/Caesars
Capex	$350mm required over rolling 3- year period at $100mm minimum per year[7]	Existing capex requirements to be increased in proportion to the overall increase in tenant's net revenue arising from the new properties (measured prior to closing)	$350mm required over rolling 3- year period at $100mm minimum per year[7]	$171 Million between 2017 and 2021[8]	No Change

1. Cash rent amounts are presented prior to accounting for the portion of rent payable to the 20% JV partner at Harrah's Joliet. After adjusting for the portion of rent payable to the 20% JV partner, Initial Cash Rent and Current Cash Rent are $486.0 million and $493.0 million, respectively. The information in this column does not reflect the modifications to the Caesars Lease Agreements contemplated in connection with the closing of the Eldorado Transaction, which is subject to the consummation of the Eldorado/Caesars Combination, as well as customary closing conditions and regulatory approvals.
2. Non-CPLV Master Lease reflects $154mm of rent from the pending acquisition of the MTA Properties; Las Vegas Master Lease reflects $98.5mm incremental rent from CPLV and HLV lease modifications, resulting from the Eldorado Transaction, which is subject to customary closing conditions, regulatory approvals and the consummation of the Eldorado/Caesars Combination. We can provide no assurances that the pending acquisitions will be consummated on the terms or time frames contemplated, or at all.
3. Initial CPLV cash rent of $165 million, which is subject to annual escalators, as well as Octavius Tower cash rent of $35 million, which is not subject to annual escalators. The information in this column does not reflect the modifications to the Caesars Lease Agreements contemplated in connection with the closing of the Eldorado Transaction, which is subject to the consummation of the Eldorado/Caesars Combination, as well as customary closing conditions and regulatory approvals.
4. In relation to the Non-CPLV Lease Agreement, Joliet Lease Agreement and CPLV Lease Agreement, the amount represents the current annual base rent payable for the current lease year, which is the period from November 1, 2018 through October 31, 2019. In relation to the HLV Lease Agreement the amount represents current annual base rent payable for the current lease year, which is the period from January 1, 2019 through December 31, 2019.
5. In the event that the EBITDAR to Rent Ratio coverage is below the stated floor, the Escalator of the respective Caesars Lease Agreements will be reduced to such amount to achieve the stated EBITDAR to Rent Ratio coverage, provided that the amount shall never result in a decrease to the prior year's rent. The EBITDAR to Rent Ratio floor is conditioned upon obtaining a favorable private letter ruling from the Internal Revenue Service. The coverage floors, which coverage floors serve to reduce the rent escalators under the Caesars Lease Agreements in the event that the EBITDAR to Rent Ratio coverage is below the stated floor, will be removed upon execution of the amendments to the Caesars Lease Agreements in connection with the closing of the transaction with Eldorado.
6. Rent adjustments in the Pro Forma Non-CPLV Master Lease, Joliet Lease and Pro Forma Las Vegas Master Lease occur in lease years based on a lease commencement date of October 6, 2017.
7. Over the three years, the $350 million minimum is allocated $84 million to CPLV, $255 million to Non-CPLV (total $339 million) and the rest to CPLV/Non-CPLV as tenant may elect.
8. Capex at 1% of net revenue thereafter.

VICI

26

MASTER LEASE AGREEMENTS: TRIPLE NET STRUCTURE PROVIDES SECURITY & EARNINGS PREDICTABILITY (CONT'D)

	Margaritaville Bossier City	Greektown	JACK Cincinnati[1]	Century Master Lease[2]
Initial Cash Rent	$23.2 Million	$55.6 Million	$42.8 Million	$25.0 Million
Current Cash Rent[3]	$23.2 Million	$55.6 Million	$42.8 Million	$25.0 Million
Annual Escalator	2% for Building Base Rent ($17.2 Million)	2% for Building Base Rent ($42.8 Million)	1.5% in years 2-4 2.0% / CPI thereafter	1.0% in years 2-3 1.25% / CPI thereafter[3]
Rent Adjustment	Percentage (Variable) Rent adjusts every 2 years beginning in year 3	Percentage (Variable) Rent adjusts every 2 years beginning in year 3	Year 8: 80% Base / 20% Variable	Year 8 & 11: 80% Base / 20% Variable
Variable Rent Adjustment Mechanic	4% of the average net revenues for trailing 2-year period less threshold amount	4% of the average net revenues for trailing 2-year period less threshold amount	4% of revenue increase/decrease Year 8: Avg. of years 5-7 less avg. of years 1-3	4% of net revenue increase/decrease Year 8: Avg. of years 5-7 less avg. of years 1-3 Year 11: Avg. of years 8-10 less avg. of years 5-7
Term	15-year initial term with four 5-year renewal options			
Guarantee	Penn National Gaming	Penn National Gaming	Seminole Hard Rock Entertainment, Inc.	Century Casinos, Inc.
EBITDAR Coverage Floor	1.9x beginning in year 2	1.85x beginning in year 2	None	Net Revenue to Rent Minimum Coverage Ratio: 7.5x beginning in year 6
Capex	Minimum 1% of Net Revenue based on a four-year average	Minimum 1% of Net Revenue based on a four-year average	Minimum 1% of Net Revenues	Minimum 1.0% of Net Gaming Revenue[4]

1. On April 5, 2019, the Company announced that it entered into definitive agreements pursuant to which the Company will acquire the land and real estate assets associated with JACK Cincinnati. Acquisition is pending completion, subject to customary closing conditions and regulatory approvals.
2. On June 17, 2019, the Company announced that it entered into definitive agreements pursuant to which the Company will acquire the land and real estate assets associated with the Century Portfolio. Acquisitions are pending completion, subject to customary closing conditions and regulatory approvals.
3. Commencing in lease year 6, escalation subject to net revenue to rent minimum coverage ratio of 7.5x, a 14.5% decrease from underwritten net revenues, such that in the event the gross revenue-based rent coverage ratio is below the stated floor, the escalator will be reduced to 0.75%.
4. 1% of net gaming revenue on a rolling three-year basis for each individual facility; 1% of net gaming revenue per fiscal year for the facilities collectively.

VICI

27

RECONCILIATION FROM GAAP TO NON-GAAP FINANCIAL MEASURES

The following table reconciles net income to FFO, AFFO and Adjusted EBITDA, and Net Debt to Adjusted EBITDA less incremental G&A for the periods presented.

($ in millions)	At Formation[1] – YE December 31, 2016	Post-HLV – YE December 31, 2017[1]	Post-IPO – YE December 31, 2017[1]	Twelve Months Ended June 30, 2019
Net Income attributable to common stockholders	**$421**	**$583**	**$583**	**$575**
Real estate depreciation	–	–	–	–
Funds From Operations ("FFO")	**$421**	**$583**	**$583**	**$575**
Direct financing and sales-type lease adjustments attributable to common stockholders[2]	(52)	(57)	(57)	(24)
Transaction and acquisition expenses	–	–	–	4
Loss on impairment[3]	–	–	–	12
Non-cash stock-based compensation	–	–	–	4
Amortization of debt issuance costs and original issue discount	–	6	6	6
Other depreciation[4]	2	2	2	4
Capital expenditures	–	–	–	(2)
AFFO	**$372**	**$534**	**$534**	**$580**
Interest expense, net	257	189	189	195
Income tax expense / (benefit)	2	2	2	2
Adjusted EBITDA	**$631**	**$724**	**$724**	**$777**
Incremental G&A[5]	13	13	13	–
Annualized Adjusted EBITDA less incremental G&A[6]	**$618**	**$711**	**$711**	**$777**
Total debt (Including Preferred Equity[7])	5,217	4,817	4,148	4,148
Cash and cash equivalents[8]	56	184	801	1,303
Net Debt	**$5,161**	**$4,633**	**$3,347**	**$2,846**
Net Debt to Adjusted EBITDA less incremental G&A	**8.4x**	**6.5x**	**4.7x**	**3.7x**

1. Pro forma for Formation Transactions following Emergence as described in the Prospectus dated January 31, 2018 relating to the Company's initial public offering. For further information, see p.62 thereof, "Unaudited Pro Forma Combined Condensed Financial Information".
2. Represents the non-cash adjustment to recognize fixed amounts due under the Lease Agreements on an effective interest basis at a constant rate of return over the terms of the leases.
3. Represents the non-cash impairment related to certain vacant, non-operating land parcels. Please refer to the description of this impairment set forth in the Company's Form 10-Q filed with the SEC on November 1, 2018.
4. Represents depreciation related to our golf course operations.
5. Represents midpoint of $12 million to $14 million estimate of general and administrative costs on a consolidated basis, including costs of operating as an independent company, incremental to the $11 million of general and administrative expenses reflected in unaudited pro forma combined statement of operations for the year ended December 31, 2016.
6. Annualized Adjusted EBITDA calculated by taking the quarterly EBITDA value less incremental G&A multiplied by 4. Annualized Adjusted EBITDA for Twelve Months Ended June 30, 2019 represents the last four quarterly EBITDA values.
7. Includes 12 million shares of Series A Preferred Equity with an aggregate liquidation preference of $300.0 million held by certain of CEOC's creditors and backstop investors. Preferred Equity is no longer outstanding.
8. Cash and Cash Equivalents for the Post-IPO period includes $184 million of cash available on December 31, 2017, per the Form 10-K filed on March 28, 2018, plus $617 million of remaining cash proceeds generated from the completion of the Company's initial public offering. Includes Short Term Investments and excludes Restricted Cash.

VICI

28

RECONCILIATION FROM GAAP TO NON-GAAP FINANCIAL MEASURES The following table reconciles net income to FFO, AFFO and Adjusted EBITDA. Three Months Ended Twelve Months Ended ($ in millions) June 30, 2019 March 31, 2019 December 31, 2018 September 30, 2018 June 30, 2019 Net income attributable to common stockholders $152 $151 $143 $130 $575 Real estate depreciation - - - - - Funds From Operations ("FFO") $152 $151 $143 $130 $575 Direct financing and sales-type lease adjustments (2) (2) (6) (13) (24) attributable to common stockholders Transaction and acquisition expenses 3 1 0 - 4 Loss on impairment1 - - - 12 12 Non-cash stock-based compensation 1 1 1 1 4 Amortization of debt issuance costs and original issue 2 1 1 1 6 discount Other depreciation2 1 1 1 1 4 Capital expenditures (0) (1) (0) (0) (2) Adjusted Funds From Operations ("AFFO") $157 $152 $140 $132 $580 Interest expense, net 49 47 49 51 195 Income tax expense / (benefit) 1 1 1 0 2 Adjusted EBITDA $206 $199 $189 $183 $777 1. Represents the non-cash impairment related to certain vacant, non-operating land parcels. Please refer to the description of this impairment set forth in the Company’s Form 10-Q filed with the SEC on July 31, 2019. 2. Represents depreciation related to our golf course operations. 29

DEFINITIONS OF NON-GAAP FINANCIAL MEASURES FFO is a non-GAAP financial measure that is considered a supplemental measure for the real estate industry and a supplement to GAAP measures. Consistent with the definition used by The National Association of Real Estate Investment Trusts (“NAREIT”), we define FFO as net income (or loss) (computed in accordance with GAAP) excluding (i) gains (or losses) from sales of certain real estate assets, (ii) depreciation and amortization related to real estate, (iii) gains and losses from change in control and (iv) impairment write- downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. AFFO is a non-GAAP financial measure that we use as a supplemental operating measure to evaluate our performance. We calculate AFFO by adding or subtracting from FFO direct financing and sales-type lease adjustments, transaction costs incurred in connection with the acquisition of real estate investments, non-cash stock-based compensation expense, amortization of debt issuance costs and original issue discount, other non-cash interest expense, non-real estate depreciation (which is comprised of the depreciation related to our golf course operations), capital expenditures (which are comprised of additions to property, plant and equipment related to our golf course operations), impairment charges related to non-depreciable real estate and gains (or losses) on debt extinguishment. We calculate Adjusted EBITDA by adding or subtracting from AFFO interest expense and interest income (collectively, interest expense, net) and income tax expense. These non-GAAP financial measures: (i) do not represent cash flow from operations as defined by GAAP; (ii) should not be considered as an alternative to net income as a measure of operating performance or to cash flows from operating, investing and financing activities; and (iii) are not alternatives to cash flow as a measure of liquidity. In addition, these measures should not be viewed as measures of liquidity, nor do they measure our ability to fund all of our cash needs, including our ability to make cash distributions to our stockholders, to fund capital improvements, or to make interest payments on our indebtedness. Investors are also cautioned that FFO, AFFO and Adjusted EBITDA, as presented, may not be comparable to similarly titled measures reported by other real estate companies, including REITs, due to the fact that not all real estate companies use the same definitions. Our presentation of these measures does not replace the presentation of our financial results in accordance with GAAP. 30